                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                          THE SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest event reported) April 13, 1998
                                                          --------------

                                  BLYTH INDUSTRIES, INC.
              ----------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                Delaware                 1-13026             36-2984916
              ----------------------------------------------------------
              (State or other         (Commission         (IRS Employer
              jurisdiction of         File Number)      Identification No.)
              incorporation)


                 100 Field Point Road, Greenwich, Connecticut  06830
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              (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (203) 661-1926
                                                          ---------------

                                    Not Applicable
              ----------------------------------------------------------
            (Former name or former address, if changed since last report)


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Item 5.        Other Events.

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128 ("SFAS 128"), "Earnings per Share," which specifies the computation, presentation, and disclosure requirements for earnings per share. The Company's earnings press release dated March 26, 1998 was prepared in accordance with SFAS 128. Although the audited financial statements to be included in, or incorporated by reference into, the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998 will be prepared in accordance with SFAS 128, the Company has determined to file the following unaudited selected financial data, which have been prepared in accordance with SFAS 128.


                  UNAUDITED SELECTED CONSOLIDATED FINANCIAL DATA


Set forth below are unaudited selected summary consolidated financial and operating data of the Company for fiscal years 1994 through 1998.
The information presented below is being submitted for incorporation by reference into the Company's presently effective registration statements on Form S-3 (Nos. 333-26083 and 333-37659).

                                                       Years ended January 31,
                                     ----------------------------------------------------------
                                        1994        1995        1996         1997        1998
                                          (In thousands, except per share and percent data)
-----------------------------------------------------------------------------------------------
STATEMENT OF EARNINGS DATA:
   Net sales                         $167,773    $229,617     $356,702    $531,480     $687,474
   Gross profit                        77,848     113,528      185,369     287,402      388,912
   Operating profit                    14,866      23,659       43,682      74,047       98,774
   Interest expense                     1,750       1,240        2,662       3,554        4,816
   Earnings before income taxes
        and minority interest          13,255      22,752       42,474      71,939       89,930
   Earnings before
        minority interest               8,009      13,605       25,552      42,951       54,862
   Net earnings                         8,009      13,605       25,175      42,757       54,590
   Basic earnings per
        common share (1)                 0.21        0.32         0.56        0.89         1.11
   Diluted earnings per
        common share (1)                 0.21        0.32         0.55        0.88         1.10
   Basic weighted average number
        of common shares
        outstanding (1)                37,972      42,040       45,089      47,974       49,063
   Diluted weighted average number
        of common shares
        outstanding (1)                37,972      42,208       45,373      48,476       49,543

OPERATING DATA:
   Gross profit margin                  46.4%       49.4%        52.0%       54.1%        56.6%
   Operating profit margin               8.9%       10.3%        12.2%       13.9%        14.4%
   Capital expenditures                $6,998     $10,448      $35,878     $50,526      $62,481
   Depreciation and
        amortization                    2,519       2,890        4,683       8,778       12,396

BALANCE SHEET DATA:
   Working capital                    $15,101     $42,494     $110,538    $113,177     $140,101
   Total assets                        70,861     102,591      223,469     303,879      447,390
   Total debt                          31,583       9,837       36,662      44,704      120,630
   Total stockholders' equity          16,651      61,196      141,881     189,403      246,832
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

(1) Restated for a December 1995 two-for-one stock split and a June 1997 three-for-two stock split, each of which was effected as a stock dividend. Earnings per common share for fiscal 1995, fiscal 1996, and fiscal 1997 reflects the issuance of 6,000,000 shares of Common Stock as part of the Company's initial pubic offering in May 1994, the issuance of 3,600,000 shares of Common Stock in a secondary offering in October 1995, and the issuance of 993,745 shares of Common Stock in connection with the acquisition of New Ideas International, Inc. in December 1996, respectively. Earnings per common share for all periods gives effect to the issuance of 2,999,808 shares of Common Stock upon conversion of certain convertible notes in April 1994 and the issuance of 1,900,786 shares of Common Stock in connection with the acquisition of Endar Corp. in May 1997. Earnings per common share for the applicable periods also includes the Company's equity in earnings from its investments in Colony Gift Corporation Ltd. in September 1993 and March 1995, results of operations of Jeanmarie Creations, Inc., 88% owned, of which 80% was acquired in April 1995, 4% was acquired in May 1996, and 4% was acquired in May 1997, the results of operations from the Company's acquisition of 75% ownership in Eclipse Candles, Ltd. in July 1995 and October 1996, the results of operations of New Ideas International, Inc., which was acquired in December 1996, and the December 1997 acquisition of the Sterno -TM- and Handy Fuel -TM- assets, none of which had a material effect on the Company's results of operations in the period during which they occurred, or thereafter, and also includes the results of operations of Endar Corp., which was acquired through a pooling of interests in May 1997 (the Company's results have been restated to include the historical results of operations of Endar Corp.).

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BLYTH INDUSTRIES, INC.



Date: April 13, 1998                    By: /s/ Bruce D. Kreiger
                                           ------------------------------
                                           Name: Bruce D. Kreiger
                                           Title: Vice President &
                                                   General Counsel